Exhibit 99.1

Willdan Reports Fourth Quarter 2010 and Fiscal Year 2010 Financial Results

ANAHEIM, Calif., March 29, 2011—(BUSINESS WIRE)—Willdan Group, Inc. (“Willdan”) (NASDAQ:WLDN), today announced financial results for its fourth quarter and fiscal year 2010 ended December 31, 2010.

For the fourth quarter of 2010, Willdan reported total contract revenue of $19.9 million and net income of $0.3 million, or $0.04 per basic and diluted share.

For the fiscal year ended December 31, 2010, Willdan reported total contract revenue of $77.9 million and net income of $2.7 million, or $0.38 per basic share and $0.37 per diluted share.

Tom Brisbin, Willdan’s Chief Executive Officer, stated: “During the fourth quarter, we continued to execute on our strategy to diversify our business in order to position Willdan to win new and different types of work. We have made and will continue to make investments to further growth. Looking ahead, we expect outsourcing for engineering to grow in California as cities focus on finding innovative ways to provide services cost effectively and efficiently. We expect to see strong growth in our energy efficiency and sustainability business. Both our homeland security and financial services businesses have optimistic growth potential. Our revenue has returned to pre-recession levels and we expect continued organic growth in 2011. Based upon our planned investments in the first half of the year, we expect higher profitability in the second half of the year.”

Fourth Quarter 2010 Results

For the fourth quarter of fiscal 2010, revenue was $19.9 million, up $5.5 million, or 38.2%, from revenue of $14.4 million for the comparable period last year. On a sequential basis, revenue was down $0.8 million, or 4.0%, from the third quarter of 2010. Income from operations was $30,000 for the fourth quarter of fiscal 2010, as compared to a loss from operations of $4.0 million for the comparable period last year. On a sequential basis, income from operations decreased $1.4 million from $1.4 million in the third quarter of 2010.

Net income was $0.3 million for the fourth quarter of fiscal 2010, as compared to a net loss of $3.3 million in the comparable period last year and net income of $0.8 million in the third quarter of 2010.

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Basic and diluted earnings per share for the fourth quarter of fiscal 2010 were $0.04 as compared to basic and diluted loss per share of $0.46 for the comparable period last year.

Willdan used $1.2 million in cash flow from operations in the fourth quarter of fiscal year 2010.

Fiscal Year 2010 Results

Revenue for fiscal year 2010 was $77.9 million, up $16.3 million, or 26.4%, from revenue of $61.6 million for fiscal year 2009. Income from operations was $3.1 million for fiscal year 2010 as compared to a loss from operations of $7.5 million for fiscal year 2009. Net income was $2.7 million for fiscal year 2010 as compared to a net loss of $5.6 million for fiscal year 2009.

Basic and diluted earnings per share for fiscal year 2010 were $0.38 and $0.37, respectively, as compared to basic and diluted loss per share of $0.78 for fiscal year 2009.

Willdan generated $0.1 million in cash flow from operations in the twelve months ended December 31, 2010.

	Three Months Ended		Twelve Months Ended
In thousands (except EPS data)	December 31, 2010	January 1, 2010	December 31, 2010	January 1, 2010
Revenue	$19,872	$14,375	$77,896	$61,605

Income (loss) from operations	30	(3,970)	3,074	(7,493)
Interest income	3	3	12	30
Interest expense	(17)	(9)	(54)	(38)
Other, net	15	(4)	32	(5)
Income tax (benefit) expense	(251)	(635)	344	(1,931)
Net income (loss)	$282	$(3,345)	$2,720	$(5,575)

Earnings (loss) per share
Basic	$0.04	$(0.46)	$0.38	$(0.78)
Diluted	$0.04	$(0.46)	$0.37	$(0.78)

Weighted average shares outstanding:
Basic	7,245	7,208	7,233	7,192
Diluted	7,380	7,208	7,311	7,192

Use of Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental measure used by Willdan’s management to measure its operating performance. Willdan defines Adjusted EBITDA as net income (loss) plus net interest expense, income tax expense (benefit), depreciation and amortization, goodwill impairment expense, lease abandonment (recovery) expense, loss (gains) on sales of assets, and accrued expenses related to a litigation matter. Willdan’s definition of Adjusted EBITDA may differ from those of many companies reporting similarly named measures. This measure should be considered in addition to, and not as a substitute for or superior to, other measures of financial performance prepared in accordance with U.S. generally accepted accounting principles, or

GAAP, such as net income. Willdan believes Adjusted EBITDA enables management to separate non-recurring income and expense items from its results of operations to provide a more normalized and consistent view of operating performance on a period-to-period basis. Willdan uses Adjusted EBITDA to evaluate its performance for, among other things, budgeting, forecasting and incentive compensation purposes. Willdan also believes Adjusted EBITDA is useful to investors, research analysts, investment bankers and lenders because it removes from its operational results the impact of certain non-recurring income and expense items, which may facilitate comparison of its results from period-to-period.

Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to operating income or net income as an indicator of operating performance or any other GAAP measure.

Adjusted EBITDA increased to $4.1 million for fiscal year 2010 from $(3.3) million for fiscal year 2009.

The following is a reconciliation of net income (loss) to Adjusted EBITDA:

	Twelve Months Ended
In thousands	December 31, 2010	January 1, 2010

Net income (loss)	$2,720	$(5,575)
Interest income	(12)	(30)
Interest expense	54	38
Income tax expense (benefit)	344	(1,931)
Lease abandonment (recovery) expense	(68)	707
Goodwill impairment	—	2,763
Depreciation and amortization	1,053	1,814
(Gain) loss on sale of assets	(17)	6
Litigation accrual	—	(1,125)
Adjusted EBITDA	$4,074	$(3,333)

Liquidity and Capital Resources

Willdan had $6.6 million in cash and cash equivalents at December 31, 2010, compared with $8.4 million at January 1, 2010. Willdan has a $5.0 million bank revolving line of credit, with $1.0 million in outstanding borrowings at the end of fiscal year 2010.

Conference Call and Webcast

Chief Executive Officer Thomas Brisbin and Chief Financial Officer Kimberly Gant plan to host a conference call on March 29, 2011 at 5:00 p.m. Eastern/2:00 p.m. Pacific to discuss Willdan’s financial results.

Interested parties may participate in the conference call by dialing 866-225-8754 (480-629-9692 for international callers). When prompted, ask for the “Willdan Group, Inc., Fourth Quarter 2010 Conference Call.” The conference call will be webcast simultaneously on Willdan’s website at www.willdan.com under Investors: Events.

The telephonic replay of the conference call may be accessed approximately two hours after the call through April 12, 2011, by dialing 800-406-7325 (303-590-3030 for international callers).  The replay access code is 4408822. The webcast replay will be archived for 12 months.

About Willdan Group, Inc.

Founded over 45 years ago, Willdan is a provider of professional technical and consulting services to small and mid-sized public agencies, large public utilities and, to a lesser extent, private industry primarily located in California, New York and Arizona. Willdan provides a broad range of services to clients, including civil engineering and planning, energy efficiency and sustainability, economic and financial consulting, and homeland security and communications and technology. For additional information, visit Willdan’s website at www.willdan.com.

Forward-Looking Statements

Safe Harbor Statement: Statements in this press release which are not purely historical, including statements regarding Willdan’s intentions, hopes, beliefs, expectations, representations, projections, estimates, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that Willdan will not be able to expand its services or meet the needs of customers in markets in which it operates. It is important to note that Willdan’s actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, a slowdown in the local and regional economies of the states where Willdan conducts business and the loss of or inability to hire additional qualified professionals. Willdan’s business could be affected by a number of other factors, including the risk factors listed from time to time in Willdan’s SEC reports including, but not limited to, the Form 10-K annual report for the year ended December 31, 2010 filed on March 29, 2011. Willdan cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Willdan disclaims any obligation to, and does not undertake to, update or revise any forward-looking statements in this press release.

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2010	January 1, 2010
Assets
Current assets:
Cash and cash equivalents	$6,642,000	$8,445,000
Accounts receivable, net of allowance for doubtful accounts of $959,000 and $1,862,000 at December 31, 2010 and January 1, 2010, respectively	14,484,000	10,097,000
Costs and estimated earnings in excess of billings on uncompleted contracts	11,343,000	6,649,000
Income tax receivable	—	51,000
Other receivables	176,000	73,000
Prepaid expenses and other current assets	1,714,000	1,500,000
Total current assets	34,359,000	26,815,000

Equipment and leasehold improvements, net	1,496,000	1,596,000
Goodwill	12,475,000	10,371,000
Other intangible assets, net	95,000	149,000
Other assets	407,000	318,000
Deferred income taxes, net of current portion	622,000	1,083,000
Total assets	$49,454,000	$40,332,000

Liabilities and Stockholders’ Equity
Current liabilities:
Excess of outstanding checks over bank balance	$1,223,000	$488,000
Borrowings under line of credit	1,000,000	1,000,000
Accounts payable	5,380,000	1,457,000
Accrued liabilities	5,985,000	4,509,000
Billings in excess of costs and estimated earnings on uncompleted contracts	1,041,000	1,030,000
Current portion of notes payable	90,000	23,000
Current portion of capital lease obligations	173,000	125,000
Current portion of deferred income taxes	1,407,000	1,479,000
Total current liabilities	16,299,000	10,111,000

Notes payable, less current portion	131,000	—
Capital lease obligations, less current portion	96,000	82,000
Deferred lease obligations	766,000	1,022,000
Total liabilities	17,292,000	11,215,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 40,000,000 shares authorized; 7,246,000 and 7,208,000 shares issued and outstanding at December 31, 2010 and January 1, 2010, respectively	72,000	72,000
Additional paid-in capital	33,765,000	33,440,000
Accumulated deficit	(1,675,000)	(4,395,000)
Total stockholders’ equity	32,162,000	29,117,000
Total liabilities and stockholders’ equity	$49,454,000	$40,332,000

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WILLDAN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Fiscal Year
	2010	2009	2008

Contract revenue	$77,896,000	$61,605,000	$73,190,000

Direct costs of contract revenue:
Salaries and wages	21,607,000	18,130,000	21,991,000
Subconsultant services	16,523,000	7,997,000	7,750,000
Other direct costs	3,892,000	2,715,000	2,973,000
Total direct costs of contract revenue	42,022,000	28,842,000	32,714,000
Gross profit	35,874,000	32,763,000	40,476,000

General and administrative expenses:
Salaries and wages, payroll taxes and employee benefits	17,582,000	20,325,000	24,439,000
Facilities and facility related	4,290,000	4,430,000	4,803,000
Stock-based compensation	235,000	272,000	214,000
Depreciation and amortization	1,042,000	1,814,000	1,978,000
Lease (recovery) abandonment, net	(68,000)	707,000	742,000
Impairment of goodwill	—	2,763,000	148,000
Litigation reversal	—	(1,125,000)	—
Other	9,719,000	11,070,000	10,952,000
Total general and administrative expenses	32,800,000	40,256,000	43,276,000
Income (loss) from operations	3,074,000	(7,493,000)	(2,800,000)

Other (expense) income:
Interest income	12,000	30,000	313,000
Interest expense	(54,000)	(38,000)	(33,000)
Other, net	32,000	(5,000)	(15,000)
Total other (expense) income, net	(10,000)	(13,000)	265,000
Income (loss) before income taxes	3,064,000	(7,506,000)	(2,535,000)

Income tax expense (benefit)	344,000	(1,931,000)	(930,000)
Net income (loss)	$2,720,000	$(5,575,000)	$(1,605,000)

Earnings (loss) per share:
Basic	$0.38	$(0.78)	$(0.22)
Diluted	$0.37	$(0.78)	$(0.22)

Weighted-average shares outstanding:
Basic	7,233,000	7,192,000	7,159,000
Diluted	7,311,000	7,192,000	7,159,000

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fiscal Year
	2010	2009	2008
Cash flows from operating activities:
Net income (loss)	$2,720,000	$(5,575,000)	$(1,605,000)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,053,000	1,814,000	1,978,000
Deferred income taxes	389,000	(1,890,000)	(112,000)
Goodwill impairment	—	2,763,000	148,000
Lease (recovery) abandonment expense, net	(68,000)	707,000	742,000
(Gain) loss on sale of equipment	(17,000)	6,000	17,000
Provision for doubtful accounts	20,000	1,829,000	585,000
Stock-based compensation	235,000	272,000	214,000
Changes in operating assets and liabilities:
Accounts receivable	(4,407,000)	936,000	3,266,000
Costs and estimated earnings in excess of billings on uncompleted contracts	(4,694,000)	1,632,000	187,000
Income tax receivable	51,000	905,000	(956,000)
Other receivables	(103,000)	(25,000)	53,000
Prepaid expenses and other current assets	(214,000)	284,000	292,000
Other assets	(89,000)	55,000	50,000
Accounts payable	3,923,000	(654,000)	(186,000)
Accrued liabilities	1,476,000	(959,000)	(831,000)
Billings in excess of costs and estimated earnings on uncompleted contracts	11,000	326,000	(236,000)
Deferred lease obligations	(189,000)	(272,000)	(60,000)
Net cash provided by operating activities	97,000	2,154,000	3,546,000

Cash flows from investing activities:
Purchase of equipment and leasehold improvements	(685,000)	(386,000)	(552,000)
Proceeds from sale of equipment	40,000	—	49,000
Purchase of other assets	—	—	(75,000)
Payments related to business acquisitions	(2,104,000)	(2,373,000)	(10,236,000)
Purchase of liquid investments	—	—	(7,100,000)
Proceeds from sale of liquid investments	—	—	8,400,000
Net cash used in investing activities	(2,749,000)	(2,759,000)	(9,514,000)

Cash flows from financing activities:
Changes in excess of outstanding checks over bank balance	735,000	40,000	(185,000)
Payments on notes payable	(17,000)	(46,000)	(1,119,000)
Proceeds from notes payable	214,000	—	—
Borrowings under line of credit	14,123,000	3,553,000	—
Repayments of line of credit	(14,123,000)	(2,553,000)	—
Principal payments on capital leases	(173,000)	(172,000)	(170,000)
Proceeds from stock option exercise	3,000	—	—
Proceeds from sales of common stock under employee stock purchase plan	87,000	84,000	75,000
Net cash provided by (used in) financing activities	849,000	906,000	(1,399,000)

Net (decrease) increase in cash and cash equivalents	(1,803,000)	301,000	(7,367,000)
Cash and cash equivalents at beginning of the year	8,445,000	8,144,000	15,511,000
Cash and cash equivalents at end of the year	$6,642,000	$8,445,000	$8,144,000

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$52,000	$40,000	$34,000
Income taxes	48,000	3,000	853,000
Supplemental disclosures of noncash investing and financing activities:
Equipment acquired under capital leases	$240,000	$60,000	$42,000
Note payable issued in connection with acquisition of assets	—	—	100,000
Purchase price payable	—	—	1,000,000

Contact:

Willdan Group, Inc.

Kimberly Gant

Chief Financial Officer

Tel: 714-940-6300

kgant@willdan.com

or

Financial Profiles, Inc.

Moira Conlon

Tel: 310-478-2700 x11

mconlon@finprofiles.com